Exhibit 10.3

SECOND AMENDED AND RESTATED OWNERSHIP LIMIT WAIVER AGREEMENT

THIS SECOND AMENDED AND RESTATED OWNERSHIP LIMIT WAIVER AGREEMENT (this “Agreement”), dated as of March 13, 2025, is between Global Net Lease, Inc., a Maryland corporation (the “Company”), and Shelley D. Schorsch, on her own behalf and on behalf of the Shelley D. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended (collectively, “Mrs. Schorsch”). Except where noted otherwise, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company’s charter, as amended and restated through the date hereof and as presently in effect (the “Charter”).

RECITALS

WHEREAS, as of the date hereof, the Company has the number and classes of Shares authorized, issued and outstanding as set forth in Exhibit A hereto.

WHEREAS, Section 5.7 of the Charter (as amended through the date hereof) contains a limitation on the ownership of Shares, which prohibits any Person from Beneficially Owning or Constructively Owning more than 9.8 % in value of the aggregate of the outstanding Shares (as amended from time to time, the “Overall Limit”) and more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of Shares (as amended from time to time, the “Series Limit,” and collectively with the Overall Limit, the “Aggregate Share Ownership Limit”), except as otherwise waived by the Company. These restrictions are designed to ensure, inter alia, the Company’s continued qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”).

WHEREAS, in connection with the Company’s entry into the Initial Bellevue Waiver Agreement (as defined below), the Company’s board of directors (the “GNL Board”) decreased the Aggregate Share Ownership Limit from 9.8% to 8.9%, which the GNL Board subsequently decreased from 8.9% to 8.8% in connection with the Company’s entry into the A&R SDS Waiver Agreement and the A&R NSS Waiver Agreement (each as defined below).

WHEREAS, Mrs. Schorsch and the Company entered into an “Ownership Limit Waiver Agreement,” dated as of September 12, 2023 (the “Initial SDS Waiver Agreement”), that provides Mrs. Schorsch with an ownership limit waiver, allowing Mrs. Schorsch to be an Excepted Holder.

WHEREAS, in connection with the Initial SDS Waiver Agreement, Bellevue Capital Partners, LLC, on its own behalf and on behalf of Global Net Lease Special Limited Partnership, LLC, AR Capital Global Holdings, LLC, AR Global Investments, LLC, American Realty Capital Global II Special LP, LLC, AR Capital, LLC, Metropolitan Wealth Management, LLC and MWM PIC, LLC (collectively, “Bellevue”) entered into an “Ownership Limit Waiver Agreement” dated as of September 12, 2023 (the “Initial Bellevue Waiver Agreement”), that provided Bellevue with an ownership limit waiver effective as of that date, allowing Bellevue to be an Excepted Holder, which was amended and restated as of the date hereof (the “Bellevue Waiver”).

WHEREAS, Mrs. Schorsch and the Company amended and restated the Initial SDS Waiver Agreement as of November 6, 2023 (the “A&R SDS Waiver Agreement”), pursuant to which the Company waived the application of the Aggregate Share Ownership Limit contained in Section 5.7(ii)(a)(I)(A)(1) of the Charter to permit Mrs. Schorsch to Beneficially Own or Constructively Own shares of Common Stock up to an increased Series Limit for the Common Stock of 13.8% and an increased Overall Limit of 13.8% (collectively the “Prior SDS Ownership Limit”) from and after September 12, 2023.

WHEREAS, the Company has authorized a share repurchase program which may have the effect of Mrs. Schorsch Beneficially Owning or Constructively Owning Shares in excess of the Prior SDS Ownership Limit.

WHEREAS, Mrs. Schorsch has requested an additional waiver of the Aggregate Share Ownership Limit to replace the Prior SDS Ownership Limit.

WHEREAS, effective as of the date hereof, Mrs. Schorsch and the Company desire to amend and restate the A&R SDS Waiver Agreement, and to enter into this Agreement in lieu thereof, which supersedes and replaces the A&R SDS Waiver Agreement in its entirety.

WHEREAS, in connection with this Agreement, Mrs. Schorsch will make the representations and covenants set forth in the Certificate of Representations and Covenants, attached hereto as Exhibit B.

WHEREAS, Nicholas S. Schorsch, on his own behalf and on behalf of the Nicholas S. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended, the Nicholas S. Schorsch 2016 GRAT (BCP) dated September 27, 2016 and MWM Series, LLC (collectively, “NSS”), and the Company entered into an “Ownership Limit Waiver Agreement,” dated as of September 12, 2023, that provided Mr. Schorsch with an ownership limit waiver, allowing Mr. Schorsch to be an Excepted Holder, which was amended and restated as of November 6, 2023 (the “A&R NSS Waiver Agreement”).

WHEREAS, concurrently with the execution of this Agreement, NSS has entered into the “Second Amended and Restated Ownership Limit Waiver Agreement” as of the date hereof that provides NSS with an additional ownership limit waiver, allowing NSS to continue as an Excepted Holder.

WHEREAS, as of the date hereof (the “Determination Date”), Mrs. Schorsch is treated as Beneficially Owning or Constructively Owning Shares held by NSS and Bellevue.

WHEREAS, the Shelley D. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended, is a grantor trust for U.S. federal income tax purposes.

WHEREAS, as of the day immediately prior to the Determination Date, Mrs. Schorsch owned 89,264 Shares.

WHEREAS, as of the day immediately prior to the Determination Date, NSS owned 7,840,199 Shares.

WHEREAS, as of the day immediately prior to the Determination Date, Bellevue owned 21,839,457 Shares.

WHEREAS, the Ownership Limit Waiver (as defined below) shall be effective as of March 13, 2025 (the “Effective Date”).

WHEREAS, pursuant to Section 5.7(ii)(g)(I) of the Charter, the Company has adopted resolutions approving Mrs. Schorsch’s exemption from the Aggregate Share Ownership Limit on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties, intending to be legally bound, in reliance on the representations set forth in the Certificate (as defined below), hereby agree as follow:

AGREEMENT

1.            WAIVER OF OWNERSHIP LIMIT

1.1            The Company hereby waives the application of the Aggregate Share Ownership Limit contained in Section 5.7(ii)(a)(I)(A)(1) of the Charter to permit Mrs. Schorsch to Beneficially Own or Constructively Own shares of Common Stock (collectively, the “Exempt Stock”), subject to an increased Series Limit for the Common Stock of 15.3% and an increased Overall Limit of 15.3% (the “Excepted Holder Limit”) from and after the Effective Date (collectively the “Ownership Limit Waiver”).

1.2            The Ownership Limit Waiver and Excepted Holder Limit granted by this Section 1 is granted solely to Mrs. Schorsch. Any Transfer of the Exempt Stock held by Mrs. Schorsch shall cause any such Shares to no longer be subject to this Ownership Limit Waiver and any such Shares shall be subject to the Aggregate Share Ownership Limit as of the date of such Transfer.

1.3            The Ownership Limit Waiver and Excepted Holder Limit granted by this Section 1 only grant Mrs. Schorsch the right to Beneficially Own or Constructively Own Shares up to the Excepted Holder Limit. As of the day immediately prior to the Determination Date, Mrs. Schorsch owned 89,264 Shares, and Beneficially Owned or Constructively Owned 27,584,974.30 Shares. Mrs. Schorsch shall not, so long as this Agreement remains in place, (i) acquire, directly or indirectly, any additional Shares that would result in Mrs. Schorsch Beneficially Owning or Constructively Owning Shares in excess of the Prior SDS Ownership Limit, or (ii) Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit.

1.4            Except as specifically provided in Section 1.1, this Agreement does not waive any restrictions or limitations set forth in Section 5.7 of the Charter as they apply to Mrs. Schorsch or other Shares Beneficially Owned or Constructively Owned by any person, other than Mrs. Schorsch. For the avoidance of doubt, this Agreement also does not modify Section 5.7(ii)(a)(I)(B) and (II) of the Charter in any respect.

2.            LIMITATIONS AND OTHER MATTERS

2.1            In no event shall the Ownership Limit Waiver permit any Individual’s Beneficial Ownership or Constructive Ownership of Shares to exceed, at any time, the Aggregate Share Ownership Limit of Section 5.7(i) of the Charter as determined without regard to any provisions of this Agreement, unless and to the extent such Individual is an Excepted Holder. For the purpose of this Agreement, “Individual” has the meaning provided in Section 542(a)(2) of the Code, as modified by Section 856(h)(3) of the Code.

2.2            For the Ownership Limit Waiver to be effective, Mrs. Schorsch must execute a counterpart signature page to this Agreement and complete and make the representations and covenants set forth in the Certificate of Representations and Covenants, the form of which is attached hereto as Exhibit B (the “Certificate”), and must deliver such Certificate to the Company. Except as otherwise determined by the Company, the Ownership Limit Waiver shall cease to be effective upon any breach of the representations or covenants set forth herein or in the Certificate. In addition, if the Ownership Limit Waiver ceases to be effective as a result of the operation of the preceding sentence, the Shares that would otherwise be in excess of the Aggregate Share Ownership Limit shall be deemed to have been transferred to a Trust (as such term is defined in the Charter) in accordance with 5.7(ii)(a)(II) of the Charter.

2.3            Mrs. Schorsch shall deliver to the Company, at such times as may reasonably be requested by the Company (it being acknowledged that the Company may reasonably make such request on at least a calendar quarterly basis), a certificate signed by Mrs. Schorsch to the effect that Mrs. Schorsch has complied and expects to continue to comply with its representations and covenants set forth in this Agreement and the Certificate. If so requested by the Company, Mrs. Schorsch will reasonably cooperate with the Company in investigating any direct or indirect relationship that Mrs. Schorsch may have with the Company’s tenants or “independent contractors” (within the meaning of Section 856(d)(3) of the Code).

2.4            This Ownership Limit Waiver shall automatically be deemed to have been revoked (prospectively or, as necessary in order to protect the Company’s qualification as a real estate investment trust under the Code, retroactively) without any further action if the Company determines, in its sole discretion, that the Company’s ability to qualify and maintain its qualification as a real estate investment trust pursuant to Section 856 et seq. of the Code is reasonably likely to be jeopardized by the Ownership Limit Waiver, or in fact the Ownership Limit Waiver would jeopardize such qualification. The Company shall promptly notify Mrs. Schorsch in the event that it has been determined that the Ownership Limit Waiver has been revoked pursuant to this Section 2.4.

3.            TERM

3.1            The term of this Agreement shall commence as of the Effective Date, and shall terminate on the earliest of (i) with respect to Mrs. Schorsch, the earliest date on which Mrs. Schorsch does not Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit; (ii) the earliest date on which any of the conditions set forth in Sections 1 or 2 of this Agreement are no longer true or accurate, or otherwise have been violated; (iii) with respect to Mrs. Schorsch, the earliest date on which any of the representations, warranties, agreements, or undertakings made in the Certificate (without giving effect to any qualifications as to knowledge) are no longer true; (iv) the earliest date on which the Company makes the determination set forth in Section 2.4 of this Agreement; (v) the earliest date on which Mrs. Schorsch acquires, directly or indirectly, Beneficial Ownership or Constructive Ownership of any additional Shares in excess of the aggregate of the number of Shares that Mrs. Schorsch, directly or indirectly, Beneficially Owned or Constructively Owned, as of the day immediately prior to the Determination Date; or (vi) the date on which the Bellevue Waiver has been terminated.

4.            MISCELLANEOUS

4.1            All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

4.2            This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

4.3            All references to any Code provision shall be deemed to include any successor provisions of the Code and any regulatory, judicial or administrative amendment or interpretation of such statutory provisions.

4.4            This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof (including, but not limited to, the A&R SDS Waiver agreement).

4.5            The Recitals to this Agreement are incorporated into and are deemed a part of this Agreement.

[Signature Page Follows]

Each of the parties has, to the extent it is an entity, caused this Agreement to be signed by its duly authorized officers as of the date set forth in the introductory paragraph hereof.

THE COMPANY

Global Net Lease, Inc.

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

/s/ Shelley D. Schorsch
Shelley D. Schorsch

/s/ Shelley D. Schorsch
Shelley D. Schorsch, as Trustee, on behalf of the Shelley D. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended

Date:	March 13, 2025

[Signature Page to Ownership Limit Waiver Agreement]

EXHIBIT A

COMPANY SHARES AUTHORIZED, ISSUED AND OUTSTANDING

Class of Shares	Shares Authorized	Shares Issued and Outstanding
Common Stock	250,000,000	230,783,453
7.25% Series A Cumulative Redeemable Preferred Stock	9,959,650	6,799,467
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock	11,450,000	4,695,887
7.50% Series D Cumulative Redeemable Perpetual Preferred Stock	7,933,711	7,933,711
7.375% Series E Cumulative Redeemable Perpetual Preferred Stock	4,595,175	4,595,175

A-1

EXHIBIT B

CERTIFICATE OF REPRESENTATIONS AND COVENANTS FOR
OWNERSHIP LIMIT WAIVER

Global Net Lease, Inc. (the “Company”), as of the date hereof, has the number and classes of Shares authorized, issued and outstanding as set forth in Exhibit A. On the date hereof, Shelley D. Schorsch, on her own behalf and on behalf of the Shelley D. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended (collectively, “SDS”) has entered into a “Second Amended and Restated Ownership Limit Waiver Agreement” (the “Second A&R SDS Waiver Agreement”) effective as of March 13, 2025 (the “Effective Date”) that provides SDS with an additional ownership limit waiver, allowing SDS to continue as an Excepted Holder (the “Amended SDS Waiver”). Concurrently with the execution of the Amended SDS Waiver, Nicholas S. Schorsch, on his own behalf and on behalf of the Nicholas S. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended, the Nicholas S. Schorsch 2016 GRAT (BCP) dated September 27, 2016, and MWM Series, LLC (collectively, “NSS”) has entered into a “Second Amended and Restated Ownership Limit Waiver Agreement” dated as of the date hereof, that provides NSS with an additional ownership limit waiver effective as of the Effective Date, allowing NSS to continue as an Excepted Holder (the “Amended NSS Waiver”). Bellevue Capital Partners, LLC, on its own behalf and on behalf of Global Net Lease Special Limited Partnership, LLC, AR Capital Global Holdings, LLC, AR Global Investments, LLC, American Realty Capital Global II Special LP, LLC, AR Capital, LLC, Metropolitan Wealth Management, LLC and MWM PIC, LLC (collectively, “Bellevue”) entered into an “Amended and Restated Ownership Limit Waiver Agreement” dated as of March 13, 2025 that provides Bellevue with an additional ownership limit waiver effective as of that date, allowing Bellevue to be an Excepted Holder (the “Amended Bellevue Waiver”). As of the date hereof (the “Determination Date”), SDS is treated as Beneficially Owning or Constructively Owning Shares held by Bellevue and NSS.

Except where noted otherwise, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Second A&R SDS Waiver Agreement.

SDS hereby certifies and affirms as of the Determination Date, the accuracy of the representations set forth in this Certificate of Representations and Covenants for Ownership Limit Waiver (this “Certificate”) on which the Company will rely with regard to granting the Ownership Limit Waiver for SDS and an Excepted Holder Limit pursuant to the Second A&R SDS Waiver Agreement. To the extent that the representations set forth below refer to future conduct, such representations constitute covenants of SDS.

1.	As of the day immediately prior to the Determination Date, SDS owned 89,264 Shares, and does not Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit (as defined in the Second A&R SDS Waiver Agreement).

2.	SDS does not know or have reason to know that, as of the Determination Date (taking into account the Amended Bellevue Waiver and the Amended NSS Waiver), any Person (as defined in the Charter) would be in violation of Section 5.7(ii)(a)(I)(A) or (B) of the Charter as a result of SDS’s actual ownership, Beneficial Ownership or Constructive Ownership of Shares. SDS will immediately notify the Company if she knows or has reason to know of such a violation.

3.	Commencing with the Effective Date and at all times thereafter during which SDS Beneficially Owns or Constructively Owns an amount of shares of Common Stock in excess of the Aggregate Share Ownership Limit:

(a)	In no event will SDS directly or indirectly own, Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit.

(b)	No Person who is treated as an individual under Section 542(a)(2) of the Code (determined after taking into account Section 856(h) of the Code) actually owns, Beneficially Owns or Constructively Owns, or in the future will actually own, Beneficially Own or Constructively Own, as a result of the Exempt Stock, Shares in excess of the Aggregate Share Ownership Limit, unless, in each case, that Person is an Excepted Holder.

(c)	SDS will not purchase or acquire, directly or indirectly, any additional Shares that would result in Mrs. Schorsch Beneficially Owning or Constructively Owning Shares in excess of the Prior SDS Ownership Limit.

(d)	Other than a tenant that is a “taxable REIT subsidiary” of the Company (within the meaning of Section 856(l) of the Code), SDS has not and will not be a tenant of the Company, or actually own, Beneficially Own or Constructively Own an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) if it would cause the Company to actually own, Beneficially Own or Constructively Own, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

4.	SDS covenants that, after the date hereof, SDS will promptly notify the Company of the date on which the foregoing representations and covenants are no longer true and correct in all respects, and acknowledges and agrees that, if at any time the foregoing representations and covenants would not be accurate, or if there is an event that would result in the Company being treated as “closely held” within the meaning of Section 856(a)(6) of the Code, or the disqualification of the Company as a real estate investment trust under Section 856(a) of the Code by virtue of actual ownership, Beneficial Ownership or Constructive Ownership, SDS shall comply with applicable provisions as set forth in the Charter and take any and all remedial measures in order to cause the representations and covenants in this Certificate to be accurate and not cause the Company to be treated as “closely held” within the meaning of Section 856(a)(6) of the Code or fail to qualify as a real estate investment trust under Section 856(a) of the Code.

5.	SDS understands and acknowledges that:

(a)	The Ownership Limit Waiver and Excepted Holder Limit are for the sole benefit of SDS and may not be assigned or transferred, including by operation of law or in connection with a merger, consolidation, transfer of equity interests or other transaction involving any party benefiting from the Ownership Limit Waiver, by SDS without prior written consent of the Company.

(b)	The Exempt Stock remains subject to the restrictions and limitations set forth in Sections 5.7(ii)(a)(I)(B) and 5.7(ii)(a)(I)(C) of the Charter.

(c)	Any violation or attempted violation of the representations and covenants set in this Certificate, or to the extent provided in the Second A&R SDS Waiver Agreement to which this Certificate is an Exhibit, (or any other action which is contrary to the restrictions on transfer and ownership of Shares set forth in Section 5.7(ii)(a)(I) of the Charter) will result in any Shares that would be actually owned, Beneficially Owned or Constructively Owned by SDS in excess of the Aggregate Share Ownership Limit, and that would otherwise be Exempt Stock, being automatically transferred to a Trust in accordance with Section 5.7(ii)(a)(II) of the Charter.

(d)	Except as otherwise determined by the Company, to the extent provided in the Second A&R SDS Waiver Agreement, the Ownership Limit Waiver shall cease to be effective upon the breach of the representations or covenants set forth in this Certificate or in the Second A&R SDS Waiver Agreement to which it is an Exhibit.

(e)	All questions concerning the construction, validity and interpretation of this Certificate shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

6.	Upon request, SDS shall provide, or cause to be provided, to the Company, such additional information as the Company may reasonably request in order to determine the effect, if any, of the ownership of Shares by SDS on the Company’s qualification as a real estate investment trust for U.S. federal income tax purposes.

7.	The Company may rely on the representations and covenants contained in this Certificate for purposes of granting SDS the Ownership Limit Waiver.

[Signature Page Follows]

/s/ Shelley D. Schorsch
Shelley D. Schorsch

/s/ Shelley D. Schorsch
Shelley D. Schorsch, as Trustee, on behalf of the Shelley D. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended

Date:	March 13, 2025

B-4